Exhibit 4.2

AMENDMENT NO. 9 TO
RECEIVABLES PURCHASE AND CONTRIBUTION AGREEMENT

THIS AMENDMENT NO. 9 TO RECEIVABLES PURCHASE AND CONTRIBUTION AGREEMENT, dated as of December 16, 2011 (this “Amendment”), is between CDF Funding, Inc., a Delaware corporation, as seller (the “Seller”), and GE Dealer Floorplan Master Note Trust, a statutory trust organized under the laws of the State of Delaware, as buyer (the “Buyer”).

BACKGROUND

WHEREAS, the Seller and the Buyer are parties to a receivables purchase and contribution agreement, dated as of August 12, 2004 (as amended, modified or supplemented prior to the date hereof, the “Receivables Purchase and Contribution Agreement”), and the parties hereto desire to amend the Receivables Purchase and Contribution Agreement as set forth herein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Definitions.  Capitalized terms defined in the Receivables Purchase and Contribution Agreement and used but not otherwise defined herein have the meanings given to them in the Receivables Purchase and Contribution Agreement.

SECTION 2.  Amendment.

(a)          Section 1.1 of the Receivables Purchase and Contribution Agreement is amended by deleting clause (ii) of the definition of “Account Schedule” in its entirety, and substituting therefor:

“(ii) in the case of an Account Schedule relating to Removed Accounts (other than Removed Accounts that became Inactive Accounts), the date specified therein; provided that such date shall be no earlier than the tenth Business Day prior to the Removal Date or”.

(b)          The definition of “Removal Date” set forth in Section 1.1 of the Receivables Purchase and Contribution Agreement is hereby amended and restated in its entirety as follows:

““Removal Date” means the date set forth in the written notice delivered pursuant to Section 2.7 as the date for the removal of the proposed Removed Accounts or the reassignment of Transferred Receivables, as applicable.”

(c)          The definition of “Removal Notice Date” set forth in Section 1.1 of the Receivables Purchase and Contribution Agreement is hereby deleted.
Amendment No. 9 to Receivables Purchase
and Contribution Agreement

(d)          Clause (ii) of the first sentence of Section 2.7 of the Receivables Purchase and Contribution Agreement is hereby amended by deleting the phrase “if any such Account was not an Eligible Account at the time such Account was originally added to the Account Schedule,” where it appears therein.

(e)          Clause (i) of the second sentence of Section 2.7 of the Receivables Purchase and Contribution Agreement is hereby amended and restated in its entirety as follows:

“(i) on or before the tenth Business Day immediately preceding the Removal Date, the Seller shall have given the Buyer written notice of such request specifying the Removal Date;”

(f)           Clause (iii) of the second sentence of Section 2.7 of the Receivables Purchase and Contribution Agreement is hereby amended and restated in its entirety to read as follows:

“(iii)    on or prior to the Removal Date, Seller shall have delivered to Buyer a schedule listing the proposed Removed Accounts (which schedule shall be attached as a schedule to the Reassignment);”.

(g)          The text of Clauses (iv), (v) and (vi) of the second sentence of Section 2.7 of the Receivables Purchase and Contribution Agreement is hereby deleted in its entirety and the phrase “Reserved” is substituted therefor.

(h)          The second paragraph of Section 2.7 of the Receivables Purchase and Contribution Agreement is hereby amended and restated in its entirety to read as follows:

“Notwithstanding the foregoing, the condition specified in clause (ii) shall not apply to the removal of Ineligible Accounts.”

(i)           The parenthetical in the first sentence of the third paragraph of Section 2.7 of the Receivables Purchase and Contribution Agreement is hereby amended and restated in its entirety to read as follows:

“ (and subject to receipt by Buyer of the reassignment price set forth below)”.

(j)           Clause (iii) of the first sentence of the third paragraph of Section 2.7 of the Receivables Purchase and Contribution Agreement is hereby amended by deleting the phrase “if such Removed Accounts were not Eligible Accounts at the time such Accounts were originally designated as Accounts,” where it appears therein.

(k)          The third paragraph of Section 2.7 of the Receivables Purchase and Contribution Agreement is hereby amended by adding the following new sentence immediately following the last sentence thereof:

“Any reassignment of the Transferred Receivables arising in Removed Accounts pursuant to this Section 2.7 shall be reassigned to the Seller for a purchase price equal to the fair market value of such Transferred Receivables as agreed upon by the Buyer and the Seller prior to such reassignment, and such purchase price shall be treated as Collections of such Receivables. Notwithstanding the foregoing, no reassignment of Transferred Receivables pursuant to this Section 2.7 shall occur if the fair market value of such Transferred Receivables is less than the Outstanding Balance of such Receivables plus the amount of any outstanding Non-Principal Receivables related thereto.”

Amendment No. 9 to Receivables Purchase
and Contribution Agreement

(l)           Section 2.7 of the Receivables Purchase and Contribution Agreement is hereby amended by adding the following new paragraphs at the end of such Section:

“With respect to any Transferred Receivable that has been designated for purchase by a Manufacturer in connection with the termination of the related Floorplan Agreement pursuant to the terms of such Floorplan Agreement (an “Involuntary Removal”), (i) Buyer shall execute and deliver to the Seller or its designee a Reassignment; and (ii) Buyer shall, upon receipt by Buyer of the repurchase price set forth below, without further action, be deemed to transfer, assign, set over and otherwise convey to Seller or its designee, effective as of the date the repurchase price therefor is received by the Buyer, without recourse, representation or warranty, all the right, title and interest of Buyer in and to such Transferred Receivable, and solely to the extent relating to such assigned Transferred Receivables, the Collateral Security with respect thereto. For the avoidance of doubt, if any Transferred Receivable is repurchased in connection with the termination of the related Floorplan Agreement under this Section 2.7, all Transferred Receivables arising under such Floorplan Agreement shall be repurchased. The conditions described above in this Section 2.7 (other than the condition set forth in clause (i) of the second sentence of Section 2.7 which shall apply) shall not apply to an Involuntary Removal pursuant to this paragraph.  Any repurchase of the Transferred Receivables pursuant to this paragraph shall be repurchased by the Seller for a purchase price equal to the fair market value of such Transferred Receivables as agreed upon by Buyer and Seller prior to such repurchase, and such purchase price shall be treated as Collections of such Receivables.  Notwithstanding the foregoing, no repurchase of Transferred Receivables pursuant to this paragraph shall occur if the fair market value of such Transferred Receivables is less than the Outstanding Balance of such Receivables plus the amount of any outstanding Non-Principal Receivables related thereto.

With respect to any Transferred Receivable (i) for which 100% of the principal balance and any accrued Non-Principal Receivables have been paid in full by a Manufacturer through the exercise of any repurchase or guarantee provision contained in a Floorplan Agreement (other than as set forth in the immediately preceding paragraph) and (ii) for which the applicable Originator has agreed pursuant to the terms of the related Floorplan Agreement to assign its rights in the relevant Receivable upon the exercise of such repurchase or guarantee provision by the Manufacturer, Buyer shall, without further action, be deemed to transfer, assign, set over and otherwise convey to the Seller, effective as of the date such Transferred Receivable is paid in full, without recourse, representation or warranty, all the right, title and interest of Buyer in and to such Transferred Receivable and, solely to the extent relating to such assigned Transferred Receivables, the Collateral Security with respect thereto.

Amendment No. 9 to Receivables Purchase
and Contribution Agreement

For the avoidance of doubt, the conditions specified in Sections 3.10(l) and 8.7(c) of the Master Indenture shall apply to the removal of Accounts (other than Inactive Accounts) and the reassignment of Transferred Receivables pursuant to this Section 2.7.”

(m)          The notice information with respect to the Seller and the Buyer set forth in Section 7.1 of the Receivables Purchase and Contribution Agreement is amended and restated in its entirety to read as follows:

“If to Seller:

CDF Funding, Inc.
5595 Trillium Boulevard
Hoffman Estates, Illinois 60192
Attention:        Manager - Securitization
Telephone:      (847) 747-8043

With a copy to:

General Electric Capital Corporation
10 Riverview Drive
Danbury, CT 06810
Attention:          Portfolio Manager
Telephone:        (203) 749-6000
Facsimile:          (203) 749-4054

If to Buyer:

GE Dealer Floorplan Master Note Trust
c/o BNY Mellon Trust of Delaware
101 Barclay Street, Floor 8 West (ABS Unit)
New York, NY 10286
Attention: Antonio Vayas
Telephone: (212) 815-8322
Telecopy: (212) 815-2493 or 3883

With a copy to:

General Electric Capital Corporation, as Administrator
10 Riverview Drive
Danbury, CT 06810
Attention: Manager, Securitizations
Telephone:         (203) 749-6000
Facsimile:           (203) 749-4054”

(n)           Exhibit B to the Receivables Purchase and Contribution Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit A hereto.

Amendment No. 9 to Receivables Purchase
and Contribution Agreement

SECTION 3.  Representations and Warranties.  In order to induce the parties hereto to enter into this Amendment, each of the parties hereto represents and warrants unto the other parties hereto as set forth in this Section 3:

(a)           Due Authorization, Non Contravention, etc.  The execution, delivery and performance by such party of the Amendment are within its powers, have been duly authorized by all necessary action, and do not (i) contravene its organizational documents; or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it; and

(b)           Validity, etc.  This Amendment constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and general equitable principles.

SECTION 4.  Binding Effect; Ratification.

(a)           This Amendment shall become effective, as of the date first set forth above, when counterparts hereof shall have been executed and delivered by the parties hereto, and thereafter this Amendment shall be binding on the parties hereto and their respective successors and assigns.

(b)           The Receivables Purchase and Contribution Agreement, as amended hereby, remains in full force and effect.  On and after the date hereof, each reference in the Receivables Purchase and Contribution Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Receivables Purchase and Contribution Agreement, shall mean and be a reference to such Receivables Purchase and Contribution Agreement, as amended hereby.

(c)           Except as expressly amended hereby, the Receivables Purchase and Contribution Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 5.  Miscellaneous.

(a)           THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

Amendment No. 9 to Receivables Purchase
and Contribution Agreement

(b)           EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIM OR DISPUTES BETWEEN THEM PERTAINING TO THIS AMENDMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AMENDMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEAL FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY.  EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 7.1 OF THE RECEIVABLES PURCHASE AND CONTRIBUTION AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.  NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)           BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d)           Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment or any provision hereof.

(e)           This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)           Executed counterparts of this Amendment may be delivered electronically.

[SIGNATURES FOLLOW]

Amendment No. 9 to Receivables Purchase
and Contribution Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CDF FUNDING, INC.,
as the Seller

By:	/s/ John E. Peak
Name:	John E. Peak
Title:	Vice President

Amendment No. 9 to Receivables Purchase
and Contribution Agreement

S-1

GE DEALER FLOORPLAN MASTER NOTE TRUST,
as the Buyer

By:	BNY MELLON TRUST OF DELAWARE,
not in its individual capacity, but solely as the
Trustee on behalf of the Buyer

By:	/s/ Kristine K. Gullo
Name:	Kristine K. Gullo
Title:	Vice President

Amendment No. 9 to Receivables Purchase
and Contribution Agreement

S-2

EXHIBIT A

EXHIBIT B

FORM OF REASSIGNMENT

(As required by Section 2.7 of the Agreement)

REASSIGNMENT No. _______ (“Reassignment”) dated as of _________, by and between CDF FUNDING, INC., a Delaware corporation, as seller (the “Seller”), and GE DEALER FLOORPLAN MASTER NOTE TRUST, as buyer (the “Buyer”), pursuant to the Agreement referred to below.

WITNESSETH:

WHEREAS Seller and Buyer are parties to the Receivables Purchase and Contribution Agreement, dated as of August 12, 2004 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”);

WHEREAS [pursuant to the Agreement, the parties hereto desire to remove certain Accounts from the Account Schedule and the parties hereto desire that Buyer reconvey to Seller the Transferred Receivables of such Removed Accounts, whether now existing or hereafter created]1 [pursuant to the Agreement, the parties hereto desire that Buyer reconvey to Seller the Transferred Receivables designated for purchase by a Manufacturer pursuant to the terms of the related Floorplan Agreement in accordance with the sixth paragraph of Section 2.7 of the Agreement]2;

NOW, THEREFORE, Seller and Buyer hereby agree as follows:

1.           Defined Terms.  All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Removal Date” means, with respect to the [Removed Accounts]1 [Transferred Receivables] 2 designated hereby, ___________, ____.

[“Removed Accounts” means the Accounts listed on Schedule 1 to this Reassignment.] 1

2.           [Designation of Removed Accounts.  Schedule 1 to this Reassignment lists the Removed Accounts covered by this Reassignment.]1 [Designation of Transferred Receivables.  Schedule 1 to this Reassignment lists the Transferred Receivables covered by this Reassignment.]2

1 This option should be used with respect to Accounts designated for removal in accordance with the third paragraph of Section 2.7 of the Agreement.
2 This option should be used with respect to Transferred Receivables designated for reconveyance in accordance with the sixth paragraph of Section 2.7 of the Agreement.

Amendment No. 9 to Receivables Purchase
and Contribution Agreement

Exhibit A-1

3.          Conveyance of Transferred Receivables.  [(a) Buyer does hereby transfer, assign, set over and otherwise convey to Seller, without representation, warranty or recourse, on and after the Removal Date, all right, title and interest of Buyer in, to and under (i) the Transferred Receivables existing at the close of business on the Removal Date, and thereafter created from time to time, in the Removed Accounts designated hereby, (ii) the Collateral Security, Collections and Recoveries with respect thereto, together with all monies due or to become due and all amounts received or receivable with respect thereto and (iii) all Insurance Proceeds related thereto and all proceeds of the foregoing.

(b)         In connection with such transfer, Buyer agrees to execute and deliver to Seller on or prior to the date this Reassignment is delivered, applicable termination statements prepared by Seller with respect to the Transferred Receivables existing at the close of business on the Removal Date, and thereafter created from time to time, in the Removed Accounts reassigned hereby and the proceeds thereof evidencing the release by Buyer of its interest in such Transferred Receivables, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to terminate such interest.] 1

[(a) Buyer does hereby transfer, assign, set over and otherwise convey to Seller, without representation, warranty or recourse, on and after the Removal Date, all right, title and interest of Buyer in, to and under the Transferred Receivables designated for purchase by a Manufacturer pursuant to the terms of the related Floorplan Agreement in accordance with Section 2.7(c) of the Agreement, and, solely to the extent relating to such assigned Transferred Receivables, the Collateral Security, Collections and Recoveries with respect thereto.

(b)         In connection with such transfer, Buyer agrees to execute and deliver to Seller on or prior to the date this Reassignment is delivered, applicable termination statements prepared by Seller with respect to the Transferred Receivables reassigned hereby evidencing the release by Buyer of its interest in such Transferred Receivables, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to terminate such interest.] 2

4.          Representations and Warranties of Seller.  Seller hereby represents and warrants to Buyer as of the Removal Date:

(a)         Legal Valid and Binding Obligation.  This Reassignment constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

(b)         [List of Removed Accounts.  Schedule 1 attached hereto is an accurate and complete listing in all material respects as of the Removal Date of the Removed Accounts being removed pursuant to this Reassignment.] 1[List of Transferred Receivables.  Schedule 1 attached hereto is an accurate and complete listing in all material respects as of the Removal Date of the Transferred Receivables being reconveyed pursuant to this Reassignment.]2

Amendment No. 9 to Receivables Purchase
and Contribution Agreement

Exhibit A-2

5.          Amendment of the Agreement. The Agreement is hereby amended to provide that all references therein to “this Agreement” and “herein” shall be deemed from and after the Removal Date to be a dual reference to the Agreement as supplemented by this Reassignment.  Except as expressly amended hereby, all of the representations, warranties, terms and covenants and conditions of the Agreement shall remain unamended and shall continue to be and shall remain in full force and effect in accordance with its terms.

6.          Counterparts.  This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.

7.          GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)         THIS REASSIGNMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)         EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS REASSIGNMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS REASSIGNMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY.  EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 7.1 OF THE AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.  NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Amendment No. 9 to Receivables Purchase
and Contribution Agreement

Exhibit A-3

(c)         BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS REASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Amendment No. 9 to Receivables Purchase
and Contribution Agreement

Exhibit A-4

IN WITNESS WHEREOF, the undersigned have caused this Reassignment to be duly executed and delivered on the day and year first above written.

CDF FUNDING, INC., as Seller

By:
Name:
Title:

Amendment No. 9 to Receivables Purchase
and Contribution Agreement

Exhibit A-5

GE DEALER FLOORPLAN MASTER NOTE TRUST, as
Buyer

By: BNY Mellon Trust of Delaware, not in its individual capacity, but solely as Trustee on behalf of the Buyer

By:
Name:
Title:

Amendment No. 9 to Receivables Purchase
and Contribution Agreement

Exhibit A-6

Schedule 1
to Reassignment

[REMOVED ACCOUNTS]1

[TRANSFERRED RECEIVABLES]2

Amendment No. 9 to Receivables Purchase
and Contribution Agreement

Exhibit A-7